                                                            EXHIBIT 10.15

                             AGREEMENT TO REIMBURSE


         This agreement is entered into this 10 day of September, 1996, by and between Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") and United Wisconsin Services, Inc. ("UWS").


                                    RECITALS

         WHEREAS, M&I Marshall & Ilsley Bank of Milwaukee, Wisconsin ("Bank") is issuing a line of credit to BCBSUW, United Wisconsin life Insurance Company ("UWLIC"), United Wisconsin Insurance Company ("UWIC"), Compcare Health Services Insurance Corporation ("CHSIC") and UWS which credit shall not exceed the aggregate amount of ten million dollars ($10,000,000) for any one entity and twenty million dollars ($20,000,000) in aggregate at any time ("Line of Credit"); and

         WHEREAS, as a condition to including UWLIC, UWIC, CHSIC and UWS as parties to the Line of Credit, BCBSUW is a guarantor of UWLIC, UWIC, CHSIC and UWS, each individually, for the benefit of the Bank ("Guarantee"); and

         WHEREAS, BCBSUW requires UWLIC, UWIC, CHSIC and UWS, each individually, to agree to reimburse BCBSUW in the event the Bank compels BCBSUW to pay under the Guarantee; and

         WHEREAS, UWLIC, UWIC and CHSIC have entered into a similar Agreement to Reimburse dated December 29, 1993.

         NOW, THEREFORE, in consideration of the premises and conditions set forth herein, the parties agree as follows:

                                   AGREEMENT

1. In the event BCBSUW is compelled to pay under the Guarantee, UWS agrees to reimburse BCBSUW an amount equal to the payment made by BCBSU to the Bank under the Guarantee ("Reimbursement").

2. The obligation of UWLIC, UWIC, CHSIC and UWS under their respective Agreements to Reimbursement is each individually and shall not be construed as joint and several.

3. Reimbursement shall be made by UWS on the same day as BCBSUW makes its payment to the Bank as required under the Guarantee ("Payment Date"). There are no offsets or conditions against the Reimbursement obligation. Demand, presentment, protest and notice of protest are hereby waived by UWS. Interest shall accrue on any unpaid balance owing BCBSUW beginning on the day following Payment Date. The rate of interest shall be reset monthly and shall be at the prime rate as determined by the Bank on the close of business on the last business day of the preceding month.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


BLUE CROSS & BLUE SHIELD                     UNITED WISCONSIN SERVICES, INC.
UNITED OF WISCONSIN

/s/ Essie Whitelaw                           /s/ Gail L. Hanson
--------------------------------------       -------------------------------
Essie Whitelaw                               Gail L. Hanson
President                                    Treasurer